Exhibit 10.9

AMENDMENT NO. 3 TO

EMPLOYMENT AGREEMENT

This Amendment No. 3 (this "Amendment") to an Employment Agreement (the "Employment Agreement") entered as of June 26, 2013, by and between Accelerize Inc., a Delaware corporation with headquarters at 20411 SW Birch St. Ste. 250, Newport Beach, CA 92660 (the “Company”), and Michael Lin, a natural person, residing at 1300 Sussex Lane, Newport Beach, CA 92660 (the “Employee”), is entered as of this 12th day of January 2015. Each of the Company and the Employee may be referred to hereinafter as a "Party" and collectively, the "Parties".

WHEREAS, the Parties have entered the Employment Agreement as of June 26, 2013; and

WHEREAS, the Parties now wish to adjust the Employee's compensation for 2015 and going forward.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.	Section 3 of the Employment Agreement is hereby replaced in its entirety with the following:

3. Compensation. From January 1, 2015-December 31, 2015, Employee shall receive an annual base salary (the “Annual Base Salary”) of Two Hundred and Ninety-One Thousand and Seven Hundred and Forty-Seven Dollars and Fifty Cents ($291,747.50), which equates to Twelve Thousand One Hundred and Fifty-Six Dollars and Fifteen Cents ($12,156.15) per pay period. Employee shall receive an annual raise on each January 1 starting, January 1, 2016 equal to three percent (3%) of the Annual Base Salary. In addition, the Board may in its sole discretion authorize annual raises in amounts exceeding three percent (3%) of the Annual Base Salary as it may deem appropriate. Employee is an exempt salary employee, and therefore will not be entitled to any overtime pay. The Annual Base Salary shall be payable in accordance with the Company’s payroll practices as in effect from time to time, subject to applicable withholding and other taxes.

2.	All other terms and conditions of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement as of the date first above written.

EMPLOYEE:

/s/ Michael Lin

Michael Lin

ACCELERIZE INC.

By: /s/ Brian Ross

Name: Brian Ross

Title: Chief Executive Officer